EXHIBIT 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8349

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang, Vice President, Investor Relations, or
Katherine L. Johnston, Manager, Investor Relations
(617) 796-8234
www.snhreit.com

Senior Housing Properties Trust Announces Results for the Periods Ended September 30, 2009

Newton, MA (November 3, 2009):  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and nine months ended September 30, 2009, as follows:

Results for the quarter ended September 30, 2009:

Funds from operations, or FFO, for the quarter ended September 30, 2009 was $49.4 million, or $0.41 per share. This compares to FFO for the quarter ended September 30, 2008 of $47.0 million, or $0.41 per share.

Net income was $15.6 million, or $0.13 per share, for the quarter ended September 30, 2009, compared to net income of $29.1 million, or $0.25 per share, for the quarter ended September 30, 2008.  Net income for the quarter ended September 30, 2009 includes an impairment of assets charge of $11.2 million, or $0.09 per share, related to eight properties, including six skilled nursing facilities, one assisted living property and one medical office, clinic, and biotech laboratory building, or MOB.  Net income for the quarter ended September 30, 2008 includes a gain of $266,000, or less than $0.01 per share, relating to the sale of three assisted living properties.

The weighted average number of common shares outstanding totaled 121.7 million and 114.5 million for the quarters ended September 30, 2009 and 2008, respectively.

Results for the nine months ended September 30, 2009:

FFO for the nine months ended September 30, 2009, was $154.4 million, or $1.29 per share. This compares to FFO for the nine months ended September 30, 2008 of $126.6 million, or $1.24 per share.

Net income for the nine months ended September 30, 2009 was $77.6 million, or $0.65 per share, compared to net income of $74.1 million, or $0.73 per share, for the nine months ended September 30, 2008.  Net income for the nine months ended September 30, 2009 includes an impairment of assets charge of $11.2 million, or $0.09 per share, related to eight properties, including six skilled nursing facilities, one assisted living property and one MOB.  Net income for the nine months ended September 30, 2008 includes an impairment of assets charge of $2.9 million, or $0.03 per share, related to one assisted living property.  Net income for the 2008 period also includes a gain of $266,000, or less than $0.01 per share, relating to the sale of three assisted living properties.

The weighted average number of common shares outstanding totaled 120.0 million and 102.0 million for the nine months ended September 30, 2009 and 2008, respectively.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

A reconciliation of income before gain on sale of properties determined according to U.S. generally accepted accounting principles, or GAAP, to FFO appears below in this press release.

Recent Activities:

In August 2009, we closed a $512.9 million mortgage financing with the Federal National Mortgage Association (NYSE: FNM). This 10 year loan is secured by first liens on 28 senior living properties leased to Five Star Quality Care, Inc., or Five Star, with 5,618 living units / beds located in 16 states. We used the proceeds from this mortgage financing to repay amounts outstanding under our revolving credit facility, to complete the purchase of the remaining seven MOBs we had previously agreed to buy from HRPT Properties Trust (NYSE: HRP) and to acquire 10 MOBs and one senior living property from two unaffiliated parties as described below.

In connection with the FNM transaction, we realigned our four leases with Five Star.  Lease No. 1 (excluding one property sold subsequent to September 30, 2009 as described below) now includes 79 properties, including independent living communities, assisted living communities and skilled nursing facilities, and expires in 2024.  Lease No. 2 (excluding one property sold subsequent to September 30, 2009 as described below) now includes 49 properties, including independent living communities, assisted living communities, skilled nursing facilities and two rehabilitation hospitals, and expires in 2026.  Lease No. 3 now includes the 28 FNM financed properties, including independent living communities and assisted living communities, and expires in 2028.  Lease No. 4 (including one property acquired subsequent to September 30, 2009 as described below) now includes 26 properties, including independent living communities, assisted living communities and skilled nursing facilities, and expires in 2017.

In September 2009, we issued 6.9 million common shares in a public offering, raising net proceeds of approximately $127.2 million.  We used a portion of the net proceeds from this offering to acquire 10 MOBs and one senior living property from two unaffiliated parties as described below.  We intend to use the balance of the net proceeds for general business purposes, including funding pending acquisitions and for possible future acquisitions.

In September 2009, we acquired 10 MOBs with a total of 643,000 square feet for approximately $169.0 million, plus closing costs, from an unaffiliated party for initial cash rent of $15.0 million per year.  These buildings are currently 100% leased to Aurora Health Care Inc., one of the largest not for profit hospital and health care providers in Wisconsin, for a lease term of 15 years plus renewal options.  We funded this acquisition using cash on hand and from proceeds from our September equity offering and FNM mortgage financing described above.

In October 2009, we acquired one senior living property for approximately $21.0 million, plus closing costs, from an unaffiliated party.  We leased this property to Five Star and added this property to Five Star Lease No. 4 for initial rent of approximately $1.8 million per year.  Percentage rent, based on increases in gross revenues at these properties, will commence in 2011.  We funded this acquisition using cash on hand and proceeds from our September equity offering and FNM mortgage financing described above.

In October 2009, we sold one skilled nursing facility to an unaffiliated party for $500,000 and, on November 1, 2009, we sold another one of our skilled nursing facilities to an unaffiliated party for $1.4 million.  The two sold properties had been included in Five Star Lease No. 1 and Five Star Lease No. 2, respectively.

In October 2009, we agreed to acquire 10 senior living properties for approximately $97.3 million from two unaffiliated parties.  We intend to lease these properties to Five Star and expect initial rent to be approximately $8.5 million per year.  We expect to fund these acquisitions using cash on hand and borrowings under our revolving credit facility.  The purchase of these properties is contingent upon completion of our diligence and other customary closing conditions. We can provide no assurance that we will purchase these properties.

Conference Call:

On Tuesday, November 3, 2009, at 11:00 a.m. Eastern Time, David J. Hegarty, President and Chief Operating Officer, and Richard A. Doyle, Chief Financial Officer, will host a conference call to discuss the results for the third quarter ended September 30, 2009.  The conference call telephone number is 800-776-0816. Participants calling from outside the United States and Canada should dial 913-312-0845. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 2:00 p.m. Eastern Time, Tuesday, November 10, 2009. To hear the replay, dial 719-457-0820. The replay pass code is 9827644.

A live audio web cast of the conference call will also be available in listen only mode on the SNH website. Participants wanting to access the webcast should visit the website about five minutes before the call. The archived webcast will be available for replay on the SNH website for about one week after the call.

Supplemental Data:

A copy of SNH’s Third Quarter 2009 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.

Senior Housing Properties Trust is a real estate investment trust, or REIT, that owns 288 properties located in 35 states and Washington, D.C.  SNH is headquartered in Newton, Massachusetts.

Senior Housing Properties Trust

Financial Information

(in thousands, except per share data)

Income Statement:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues:
Rental income	$72,010	$58,844	$209,785	$160,591
Interest and other income	355	829	750	2,025
Total revenues	72,365	59,673	210,535	162,616
Expenses:
Property operating expenses	4,112	1,024	10,286	1,124
Interest	15,949	9,606	37,432	28,934
Depreciation	19,689	15,859	56,713	43,235
Acquisition costs (1)	517	—	1,911	—
General and administrative	5,284	4,303	15,335	12,506
Impairment of assets (2)	11,249	—	11,249	2,940
Total expenses	56,800	30,792	132,926	88,739

Income before gain on sale of properties	15,565	28,881	77,609	73,877
Gain on sale of properties	—	266	—	266
Net income	$15,565	$29,147	$77,609	$74,143

Weighted average shares outstanding	121,665	114,493	120,005	102,004
Per share data:
Income before gain on sale of properties	$0.13	$0.25	$0.65	$0.72
Net income	$0.13	$0.25	$0.65	$0.73

Balance Sheet:

	At September 30, 2009	At December 31, 2008
Assets
Real estate properties	$3,201,544	$2,807,256
Less accumulated depreciation	435,310	381,339
	2,766,234	2,425,917
Cash and cash equivalents	72,487	5,990
Restricted cash	4,728	4,344
Deferred financing fees, net	14,703	5,068
Acquired real estate leases, net	44,554	30,546
Other assets	52,330	25,009
Total assets	$2,955,036	$2,496,874

Liabilities and Shareholders’ Equity
Unsecured revolving credit facility	$—	$257,000
Senior unsecured notes, net of discount	322,124	322,017
Secured debt and capital leases	662,116	151,416
Total debt	984,240	730,433
Acquired real estate lease obligations, net	10,071	7,974
Other liabilities	44,660	27,109
Total liabilities	1,038,971	765,516
Shareholders’ equity	1,916,065	1,731,358
Total liabilities and shareholders’ equity	$2,955,036	$2,496,874

(1)          Commencing January 1, 2009, acquisition costs are expensed under the Business Combinations Topic of The FASB Accounting Standards CodificationTM, or the Codification.

(2)          During the three and nine months ended September 30, 2009, we recognized an impairment of assets charge of $11.2 million related to eight properties, including six skilled nursing facilities, one assisted living property and one MOB.  During the nine months ended September 30, 2008, we recognized an impairment of assets charge of $2.9 million related to one assisted living property.

Senior Housing Properties Trust

Funds from Operations

(in thousands, except per share data)

Calculation of Funds from Operations (FFO) (1):

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Income before gain on sale of properties	$15,565	$28,881	$77,609	$73,877
Add: Depreciation expense	19,689	15,859	56,713	43,235
Acquisition costs (2)	517	—	1,910	—
Impairment of assets (3)	11,249	—	11,249	2,940
Deferred percentage rent (4)	2,400	2,300	6,900	6,550
FFO	$49,420	$47,040	$154,381	$126,602

Weighted average shares outstanding	121,665	114,493	120,005	102,004

FFO per share	$0.41	$0.41	$1.29	$1.24
Distributions declared	$0.36	$0.35	$1.07	$1.05

(1)          We compute FFO as shown above.  FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT, represents net income (computed in accordance with GAAP), plus real estate depreciation and amortization (excluding amortization of deferred financing fees). Our calculation of FFO begins with income before gain or loss on sale of properties or, if this amount is the same as net income, with net income, and differs from NAREIT’s definition of FFO because we include deferred percentage rent, if any, exclude impairment of assets, if any, and exclude acquisition costs, if any, in FFO. We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities.  We believe that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, acquisition costs and gain or loss on sale of properties, FFO can facilitate a comparison of operating performances during different periods and among REITs.  FFO does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.  Also, other REITs may not calculate FFO the same way as we do.

(2)          Commencing January 1, 2009, acquisition costs are expensed under the Business Combinations Topic of the Codification.

(3)          During the three and nine months ended September 30, 2009, we recognized an impairment of assets charge of $11.2 million related to eight properties, including six skilled nursing facilities, one assisted living property and one MOB.  During the nine months ended September 30, 2008, we recognized an impairment of assets charge of $2.9 million related to one assisted living property.

(4)          Our percentage rents are generally calculated on an annual basis. We recognize percentage rental income received during the first, second and third quarters in the fourth quarter when all contingencies related to percentage rents are satisfied.  Although recognition of revenue is deferred until the fourth quarter, our FFO calculation for the first three quarters includes estimated amounts of deferred percentage rents with respect to those periods.  The fourth quarter calculation of FFO excludes the amounts recognized during the first three quarters.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE INTEND TO USE THE NET PROCEEDS OF OUR SEPTEMBER EQUITY OFFERING, AMONG OTHER PURPOSES, TO FUND INVESTMENTS.  WE ARE CURRENTLY CONSIDERING SEVERAL ACQUISITION OPPORTUNITIES; HOWEVER, THERE CAN BE NO ASSURANCE THAT WE WILL CONCLUDE ANY OF THESE ACQUISITIONS OR THAT ALTERNATIVE ACQUISITIONS WILL BE IDENTIFIED AND CLOSED; AND

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED INTO PURCHASE AND SALE AGREEMENTS TO ACQUIRE 10 SENIOR LIVING PROPERTIES FROM TWO UNAFFILIATED PARTIES.  OUR OBLIGATION TO COMPLETE THESE PURCHASES IS SUBJECT TO VARIOUS CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE PURCHASES.  AS A RESULT OF ANY FAILURE OF THESE CONDITIONS, THESE PROPERTIES MAY NOT BE PURCHASED.  ALSO, THIS PRESS RELEASE STATES THAT IF THESE PROPERTIES ARE PURCHASED THEY WILL BE LEASED TO FIVE STAR.  THE FINAL TERMS OF OUR LEASES FOR THESE PROPERTIES HAVE NOT YET BEEN AGREED AND, BECAUSE OF THE MULTIPLE RELATIONSHIPS AMOUNG US, FIVE STAR AND REIT MANAGEMENT & RESEARCH LLC, OR RMR, THESE TERMS WILL BE SUBJECT TO APPROVAL BY OUR TRUSTEES AND FIVE STAR’S DIRECTORS WHO ARE NOT ALSO TRUSTEES OR DIRECTORS OF THE OTHER COMPANIES.  ACCORDINGLY, THESE LEASES MAY NOT BE ENTERED;

FOR MORE INFORMATION REGARDING SNH’S RELATIONSHIPS AND DEALINGS WITH RMR, HRP AND FIVE STAR AND THEIR OFFICERS, DIRECTORS OR TRUSTEES AND AFFILIATES AND ABOUT THE RISKS WHICH MAY ARISE AS A RESULT OF THESE RELATED PERSON TRANSACTIONS, PLEASE SEE SNH’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008 (THE “ANNUAL REPORT”), ITS QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED MARCH 31, 2009, JUNE 30, 2009 AND SEPTEMBER 30, 2009 (THE “QUARTERLY REPORTS”) AND ITS OTHER FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION; AND IN PARTICULAR THE SECTION CAPTIONED “RISK FACTORS” IN THE ANNUAL REPORT, THE SECTIONS CAPTIONED “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS — RELATED PERSON TRANSACTIONS” IN THE ANNUAL REPORT AND THE QUARTERLY REPORTS AND THE SECTION CAPTIONED “RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS” IN SNH’S PROXY STATEMENT DATED MARCH 30, 2009 RELATED TO ITS 2009 ANNUAL SHAREHOLDERS MEETING.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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